Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Stock Incentive Plan of FiberTower Corporation of our reports dated March 12, 2010, with respect to the consolidated financial statements of FiberTower Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of internal control over financial reporting of FiberTower Corporation filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

June 2, 2010